Exhibit 99.1

Mattersight Announces Third Quarter 2012 Results

CHICAGO, IL, November 7, 2012 – Mattersight Corporation (Nasdaq: MATR) today announced financial results for the third quarter ended September 29, 2012.

Mattersight’s total services revenue was $8.0 million, including $6.5 million of subscription revenues. The Company realized an “Adjusted Earnings1” loss of $2.0 million for the third quarter of 2012. Adjusted Earnings is a non-GAAP measure. For a reconciliation of operating loss to Adjusted Earnings, see the accompanying schedule. Mattersight’s net loss was $3.6 million in the third quarter of 2012 and its operating loss from continuing operations² was $3.8 million.

Q3 Highlights

•	Grew subscription revenues by 19%, year over year, to $6.5 million

•	Increased total services revenues by 14%, year over year, to $8.0 million

•	Recorded managed services bookings of $8.6 million

•	Ended Q3 with managed services backlog³ of $96.8 million

•	Increased Gross Margin by 200 bps sequentially

•	Signed one new pilot with a new logo in the P&C industry

Q4 Guidance

Mattersight currently expects its total services revenues will increase sequentially by 4%-6% in the fourth quarter of 2012.

Conference Call Information

Mattersight management will host a conference call at 5:00 p.m. ET on Wednesday, November 7, 2012. The conference call and slide presentation will be available at the Investment Community section of Mattersight’s website at http://www.mattersight.com/investment/. To listen to the conference call via telephone, please call 800.952.4789 (domestic) or 404.665.9579 (international), conference ID: 57090694.

For those who cannot access the live broadcast, a replay of the conference call will be available beginning approximately two hours after the live call is completed until December 7, 2012, by dialing 855.859.2056 (domestic) or 404.537.3406 (international), conference ID: 57090694.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings. You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com. Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason.

About Mattersight

Mattersight is a leader in enterprise analytics focused on customer and employee interactions and behaviors. Mattersight’s Behavioral Analytics service captures and analyzes customer and employee interactions, employee desktop data, and other contextual information to improve operational performance and predict future customer and employee outcomes. Mattersight’s analytics are based on millions of proprietary algorithms and the application of unique behavioral models. The company’s SaaS+ delivery model combines analytics in the cloud with deep customer partnerships to drive significant business value. Mattersight’s applications are used by leading companies in Healthcare, Insurance, Financial Services, Telecommunications, Cable, Utilities, Education, Hospitality, and Government. See What Matters™ by visiting www.Mattersight.com.

1	Mattersight presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of Mattersight’s operations. Management believes that Adjusted Earnings reflect Mattersight’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

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2	On May 28, 2011, the company divested its Integrated Contact Solutions (“ICS”) business unit and “eLoyalty” registered trademark / trade name to a subsidiary of TeleTech Holdings, Inc. As a result of this divestiture, the company has classified the ICS business unit as discontinued operations and the associated results of operations, financial position, and cash flows have been separately recorded as appropriate.

3	Mattersight uses the term “backlog” to reflect the estimated future amount of Managed services revenue related to its Managed services contracts. The value of these contracts is based on anticipated usage volumes over the anticipated contract term. Actual usage volumes may be greater or less than anticipated. In addition, actual contract terms may vary from the anticipated terms because these contracts typically are cancellable without cause based on the client making a substantial early termination payment or forfeiture of prepaid contract amounts. The reported backlog is expected to be recognized as follows: $8.3m in 2012; $27.6m in 2013; $21.3m in 2014; $19.3m in 2015; and $20.3m in 2016 and thereafter.

Contact

Mark Iserloth

Vice President and Chief Financial Officer

312.454.3613

ir@mattersight.com

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the		For the
	Three Months Ended		Nine Months Ended
	Sept. 29, 2012	Oct. 1, 2011	Sept. 29, 2012	Oct. 1, 2011
Revenue:
Behavioral Analytics revenue	$7,682	$6,742	$23,795	$18,997
Other revenue	308	291	1,029	1,210

Total services revenue	7,990	7,033	24,824	20,207
Reimbursed expenses	114	87	314	240

Total revenue	8,104	7,120	25,138	20,447
Operating expenses:
Cost of Behavioral Analytics revenue	2,828	3,029	8,963	8,685
Cost of other revenue	155	204	546	800

Cost of services	2,983	3,233	9,509	9,485
Reimbursed expenses	114	87	314	240

Total cost of revenue, exclusive of depreciation and amortization:	3,097	3,320	9,823	9,725
Sales, marketing and development	5,940	5,129	16,571	14,759
General and administrative	1,951	1,984	5,914	7,353
Severance and related costs	—	54	693	(376)
Depreciation and amortization	946	899	2,568	2,494

Total operating expenses	11,934	11,386	35,569	33,955

Operating loss	(3,830)	(4,266)	(10,431)	(13,508)
Interest and other (expense) income, net	(88)	103	(303)	181

Loss from continuing operations before income taxes	(3,918)	(4,163)	(10,734)	(13,327)
Income tax (provision) benefit	(9)	1,652	(30)	5,280

Loss from continuing operations	(3,927)	(2,511)	(10,764)	(8,047)
Income (loss) from discontinued operations, net of tax	332	(477)	228	27,710

Net (loss) income	(3,595)	(2,988)	(10,536)	19,663
Series B Stock fair value over stated value	—	—	(69)	—
Dividends related to Series B Stock	(147)	(316)	(444)	(950)

Net (loss) income available to Common Stock holders	$(3,742)	$(3,304)	$(11,049)	$18,713

Per share of Common Stock:
Basic loss from continuing operations	$(0.25)	$(0.20)	$(0.71)	$(0.64)

Basic income (loss) from discontinued operations	$0.02	$(0.03)	$0.01	$1.96

Basic net (loss) income available to Common Stock holders	$(0.23)	$(0.23)	$(0.69)	$1.33

Per share of Common Stock:
Diluted loss from continuing operations	$(0.25)	$(0.20)	$(0.71)	$(0.64)

Diluted income (loss) from discontinued operations	$0.02	$(0.03)	$0.01	$1.96

Diluted net (loss) income available to Common Stock holders	$(0.23)	$(0.23)	$(0.69)	$1.33

Shares used to calculate basic net (loss) income per share	16,069	14,297	15,928	14,121

Shares used to calculate diluted net (loss) income per share	16,069	14,297	15,928	14,121

Stock-based compensation, primarily restricted stock, is included in individual line items above:
Cost of Behavioral Analytics revenue	$3	$3	$14	$17
Sales, marketing and development	524	829	1,778	2,600
General and administrative	342	438	1,056	1,668
Severance and related costs	—	—	268	—
Discontinued operations	—	—	—	1,568

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(Unaudited and in thousands)

	For the		For the
	Three Months Ended		Nine Months Ended
	Sept. 29, 2012	Oct. 1, 2011	Sept. 29, 2012	Oct. 1, 2011
Net (loss) income	$(3,595)	$(2,988)	$(10,536)	$19,663
Other comprehensive loss:
Effect of currency translation	(1)	(224)	(3)	(340)

Comprehensive net (loss) income	$(3,596)	$(3,212)	$(10,539)	$19,323

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	September 29, 2012	December 31, 2011
ASSETS:
Current Assets:
Cash and cash equivalents	$14,461	$29,408
Restricted cash	—	1,500
Receivables (net of allowances of $15 and $13)	2,959	2,540
Prepaid expenses	6,075	5,302
Other current assets	759	288

Total current assets	24,254	39,038
Equipment and leasehold improvements, net	4,807	4,271
Goodwill	972	972
Intangibles, net	241	238
Other long-term assets	4,292	4,746

Total assets	$34,566	$49,265

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Current Liabilities:
Short-term debt	$3,703	$3,567
Accounts payable	1,369	812
Accrued compensation and related costs	1,220	1,382
Unearned revenue	4,261	9,783
Other current liabilities	3,335	3,673

Total current liabilities	13,888	19,217
Long-term unearned revenue	2,514	3,036
Other long-term liabilities	1,162	1,401

Total liabilities	17,564	23,654

Series B Stock, $0.01 par value; 5,000,000 shares authorized and designated; 1,650,875 and 1,670,696 shares issued and outstanding at September 29, 2012 and December 31, 2011, respectively, with a liquidation preference of $8,566 and $8,819 at September 29, 2012 and December 31, 2011, respectively	8,419	8,521

Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common Stock, $0.01 par value; 50,000,000 shares authorized; 18,271,019 and 18,037,552 shares issued at September 29, 2012, and at December 31, 2011, respectively; and 17,015,543 and 16,935,204 outstanding at September 29, 2012 and December 31, 2011, respectively	183	180
Additional paid-in capital	215,589	212,618
Accumulated deficit	(196,315)	(185,779)
Treasury stock, at cost, 1,255,476 and 1,102,348 shares at September 29, 2012 and December 31, 2011, respectively	(6,833)	(5,891)
Accumulated other comprehensive loss	(4,041)	(4,038)

Total stockholders’ equity	8,583	17,090

Total liabilities and stockholders’ equity	$34,566	$49,265

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Nine Months Ended
	Sept. 29, 2012	Oct 1, 2011
Cash Flows from Operating Activities:
Net (loss) income	$(10,536)	$19,663
Less: net income from discontinued operations	228	27,710

Net loss from continuing operations	(10,764)	(8,047)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	2,568	2,494
Stock-based compensation	2,848	4,285
Severance and related costs	268	—
Other	2	14
Changes in assets and liabilities:
Receivables	(421)	(684)
Prepaid expenses	(344)	(2,247)
Other assets	(219)	98
Accounts payable	557	(96)
Accrued compensation and related costs	(162)	(130)
Unearned revenue	(6,044)	(2,114)
Other liabilities	86	(5,623)

Total adjustments	(861)	(4,003)

Net cash used in continuing operations	(11,625)	(12,050)
Net cash used in discontinued operations	(179)	(5,445)

Net cash used in operating activities	(11,804)	(17,495)

Cash Flows from Investing Activities:
Capital expenditures and other	(1,777)	(664)

Net cash used in continuing investing activities	(1,777)	(664)
Net cash provided by discontinued investing activities	—	35,842

Net cash (used in) provided by investing activities	(1,777)	35,178

Cash Flows from Financing Activities:
Proceeds from line of credit	3,691	—
Decrease (increase) in restricted cash	1,500	(17,457)
Proceeds from stock compensation and employee stock purchase plans, net	455	93
Purchase of shares of Series B Stock	(3,743)	—
Principal payments under capital lease obligations	(1,685)	(1,360)
Acquisition of treasury stock	(942)	(681)
Payment of Series B Stock dividends	(595)	(1,901)
Fees from issuance of Common Stock	(49)	—

Net cash used in continuing financing activities	(1,368)	(21,306)
Net cash used in discontinued financing activities	—	(678)

Net cash used in financing activities	(1,368)	(21,984)

Effect of exchange rate changes on cash and cash equivalents by continuing operations	2	(298)
Effect of exchange rate changes on cash and cash equivalents by discontinued operations	—	(233)

Effect of exchange rate changes on cash and cash equivalents	2	(531)

Decrease in cash and cash equivalents	(14,947)	(4,832)
Cash and cash equivalents, beginning of period	29,408	20,872

Cash and cash equivalents of continuing operations, end of period	$14,461	$16,040

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	For the Nine Months Ended
	Sept. 29, 2012	Oct 1, 2011
Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$1,331	$2,311
Capital equipment purchased on credit	1,331	2,311
Supplemental Disclosures of Cash Flow Information:
Interest paid	$294	$139

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MATTERSIGHT CORPORATION

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the		For the
	Three Months Ended		Nine Months Ended
	Sept. 29, 2012	Oct. 1, 2011	Sept. 29, 2012	Oct. 1, 2011
GAAP — Operating loss	$(3,830)	$(4,266)	$(10,431)	$(13,508)

Add back (reduce) the effect of:
Stock-based compensation	869	1,270	2,848	4,285
Severance and related costs	—	54	693	(376)
Depreciation and amortization	946	899	2,568	2,494

Adjusted earnings measure — (loss)	$(2,015)	$(2,043)	$(4,322)	$(7,105)

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